CIFG Assurance North America Inc.

Unaudited Interim Financial Statements

September 30, 2006

CIFG Assurance North America, Inc.

CIFG Assurance North America, Inc.
Balance Sheets
($ in '000s, except per share amount)

	As of	As of
	September 30,	December 31,
	2006	2005
Assets	(Unaudited)
Investments
Fixed income securities available for sale, at fair value
(amortized cost of $112,522 and $134,387)	$110,808	$132,924
Short-term investments, at cost	59,020	24,652
Total investments	169,828	157,576

Cash	337	3,388
Premiums receivable	9,708	7,515
Receivable for securities sold	---	4,000
Investment income due and accrued	2,054	1,497
Prepaid reinsurance premiums	178,792	141,827
Intangible asset - licenses acquired in acquisition	8,331	8,331
Total assets	$369,050	$324,134

Liabilities and Shareholder's Equity
Liabilities
Deferred premium revenues	$208,844	$165,846
Loss and loss adjustment reserves	754	529
Deferred ceding commissions, net	20,928	13,267
Ceded reinsurance balances payable	7,948	12,949
Deferred fee income	660	413
Ceding commission payable	75	138
Current income taxes payable	248	88
Derivative liabilities	31	53
Balances due to affiliates	6,752	6,798
Other liabilities	1,999	1,961
Total liabilities	248,239	202,042

Shareholder's Equity
Common stock (par value $4,191.49 per share
authorized, issued and outstanding shares 4,700)	19,700	19,700
Additional paid-in capital	122,850	122,850
Accumulated deficit	(20,025)	(18,995)
Accumulated other comprehensive loss	(1,714)	(1,463)
Total shareholder's equity	120,811	122,092
Total liabilities and shareholder's equity	$369,050	$324,134

The accompanying notes are an integral part of these financial statements.

CIFG Assurance North America, Inc.
Statement of Operations
($ in '000s)

	Three months ended		Nine months ended
	September 30,		September 30,
	(Unaudited)
	2006	2005	2006	2005
		Restated		Restated
Revenues
Gross premiums written	$27,171	$26,225	$77,980	$51,777
Ceded premiums written	(23,217)	(23,371)	(67,385))	(45,930)
Net premiums written	3,954	2,854	10,595	5,847
Change in net deferred premium revenue	(2,345)	(1,652)	(6,028)	(2,428)
Net premium earned (net of ceded earned premiums
of $11,091, $6,893, $30,465 and $19,079; respectively)	1,609	1,202	4,567	3,419
Net investment income	1,721	1,086	4,848	2,752
Net realized and unrealized
foreign exchange (losses) gains	(101)	(61)	527	(468)
Net realized and unrealized
gains (losses) on financial guarantees at fair value	15	8	22	(17)
Other income	51	26	93	26
Total revenues	3,295	2,261	10,057	5,712

Expenses
Losses and loss adjustment expenses	80	61	225	163
Amortization of deferred acquisition costs, net	(120)	(67)	(63)	331
Operating expenses	3,530	1,328	10,697	8,254
Total expenses	3,490	1,322	10,859	8,748

(Loss) income before income taxes	(195)	939	(802)	(3,036)
Provision for income taxes	78	---	228	---
Net (loss) income	$(273)	$939	$(1,030))	$(3,036)

The accompanying notes are an integral part of these financial statements.

CIFG Assurance North America, Inc.
Statements of Changes in Shareholder’s Equity and Comprehensive Income (Loss)
($ in '000s)

	(Unaudited)
	Nine months ended		Year ended
	September 30,		December 31,
	2006		2005
Common Shares
Shares at beginning of period	4,700		4,700
Shares at end of period	4,700		4,700

Common Stock
Balance at beginning of period	$19,700		$19,700
Ending Balance	$19,700		$19,700

Additional paid-in capital
Balance at beginning of period	$122,850		$122,850
Capital contributions	---		---
Ending Balance	$122,850		$122,850

Accumulated deficit
Balance at beginning of period	$(18,995)		$(15,163)
Net loss	(1,030)	$(1,030)	(3,832)	$(3,832)
Ending Balance	$(20,025)		$(18,995)

Accumulated other comprehensive loss
Balance at beginning of period	$(1,463)		$(53)

Net change in unrealized depreciation
of securities, net of deferred tax expense of
$(0) in 2006 and $28 in 2005		(251)		(1,410)
Other comprehensive loss	(251)	(251)	(1,410)	(1,410)
Total comprehensive loss		$(1,281)		$(5,242)

Ending Balance	$(1,714)		$(1,463)

Total Shareholder's Equity	$120,811		$122,092

	2006		2005
Disclosure of reclassification amounts
Unrealized depreciation arising
during the period, net of taxes	$(251)		$(1,407)
Less: reclassification adjustment for net gains
(losses) included in net income, net of taxes	---		(3)
Net unrealized depreciation of securities, net of taxes	$(251)		$(1,410)

The accompanying notes are an integral part of these financial statements.

	(Unaudited)
	Nine months ended September 30,
	2006	2005
		Restated
Cash flows from operating activities
Net loss	$(1,030)	$(3,036)
Adjustments to reconcile net loss to net cash
provided by operating activities
Amortization of bond premium, net	213	22
Increase in loss and loss adjustment reserves	225	163
Increase in deferred premium revenue	42,998	29,325
Increase in prepaid reinsurance premiums	(36,965)	(26,892)
Increase in premium receivable	(2,193)	(4,239)
(Decrease) increase in ceded reinsurance balances payable	(5,001)	3,890
(Decrease) increase in ceding commission payable	(63)	758
Increase in investment income due and accrued	(557)	(745)
Decrease in balances due to affiliates	(46)	(4,520)
Increase in deferred ceding commissions, net	7,661	5,229
Net realized and unrealized (gains) losses on financial
guarantees at fair value	(22)	17
Increase in taxes payable	160	---
Other	111	624
Total adjustments to net loss	6,521	3,632
Net cash provided by operating activities	5,491	596

Cash flows from investing activities
Purchase of fixed income securities	(9,212)	(73,061)
(Purchase) sale of short term investments, net	(34,368)	54,443
Proceeds from the maturity of fixed income securities	35,038	17,420
Net cash (used) by investing activities	(8,542)	(1,198)

Decrease in cash	(3,051)	(602)
Cash at beginning of period	3,388	6,568
Cash at end of period	$337	$5,966

Supplemental disclosures of cash flow information
Federal income taxes paid	$150	$ ---

The accompanying notes are an integral part of these financial statements.

CIFG Assurance North America, Inc.
Notes to Financial Statements
September 30, 2006

(Dollar Amounts in Thousands)
1.	Business and Organization

CIFG Assurance North America, Inc., formerly known as CDC IXIS Financial Guaranty North America, Inc. (“CIFG NA” or the “Company”) was incorporated on April 11, 2002 in the State of New York. On May 24, 2002 the New York State Insurance Department (“NYSID”) granted the Company a license to conduct surety, credit, residual value and financial guaranty insurance. As of September 30, 2006, CIFG NA was licensed to transact financial guaranty insurance in 44 states and the U.S. Virgin Islands, the U.S. District of Columbia and the Commonwealth of Puerto Rico.

In the ordinary course of business, the Company issues financial guaranty contracts in respect of certain obligations of certain variable interest entities (VIEs). Specifically, CIFG NA has issued contracts in respect of certain obligations of multiple distinct New York State business trusts, collectively known as the New Generation Funding Trusts. The financial guaranty contracts generally provide credit protection to investors who have entered into credit default swap (CDS) transactions with the respective VIEs. Other than the transactions described above, the VIEs own no assets and have no outstanding debt and, by virtue of the credit support provided by the financial guaranty contracts, CIFG NA considers itself to be the primary beneficiary of these VIEs. Accordingly, these VIEs are consolidated.

2.	Basis of Presentation

The accompanying condensed financial statements do not include all of the information and disclosures required by accounting principles generally accepted in the United States of America. These condensed financial statements should be read in conjunction with the consolidated financial statements and notes thereto as of and for the year ended December 31, 2005. The accompanying condensed financial statements have not been audited by independent auditors but, in the opinion of management, all adjustments, which include only normal recurring adjustments necessary for a fair statement of the financial position, results of operations, and cash flows at September 30, 2006 and for all periods presented, have been made. The December 31, 2005 balance sheet data was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America. The results of operations for the periods ended September 30, 2006 and 2005 are not necessarily indicative of the operating results for the full year.

Certain prior-year balances have been reclassified to conform to the 2006 presentation.

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.

The Company has restated its financial statements for the years ended December 31, 2004 and 2003. Although 2004 and 2003 amounts are not presented in these financial statements, the restatement adjustments impact the 2005 quarterly financial statements as previously reported. The restatement arises from the correction of an error related to the Company’s application of certain aspects of “Statement of Financial Accounting Standards (“FAS”) No. 60 - “Accounting and Reporting by Insurance Enterprises” (“FAS 60”) to insurance policies that do not qualify for the financial guaranty scope exception under FAS 133 - “Accounting for Derivative Instruments and Hedging” (“FAS 133”) and FAS 149 - “Amendment of FAS 133 Derivative Instruments and Hedging Activities” (“FAS 149”). These financial guaranty contracts are accounted for as derivatives on a fair value basis under FAS 133. The Company considers these contracts to be generally an extension of its financial guaranty insurance business in that the Company compensates the guaranteed party for economic losses caused by credit events, and the risks undertaken are substantially the same as the risks in the financial guaranty form.

Financial guaranty insurance contracts that meet the scope exception under FAS 133 are subject to FAS 60, which provides for the deferral of acquisition costs that are primarily related to, and vary with, the production of new business. In addition, FAS 60 provides for the establishment of loss and loss adjustment reserves. In prior years, the Company deferred acquisition costs and established loss and loss adjustment reserves for all of its financial guaranty contracts, including those derivative contracts subject to FAS 133 and thus carried at fair value. The deferral of acquisition costs and the establishment of loss reserves and loss adjustment expenses for credit derivatives is not in accordance with U.S. GAAP. Accordingly, the Company has expensed deferred acquisition costs and has reversed the loss and loss adjustment reserves established for financial guaranty contracts carried at fair value in the restated financial statements.

3.	Losses and Loss Adjustment Expense Reserves

Loss and loss adjustment reserves are established for financial guaranty contracts subject to FAS 60. The reserve for losses and loss adjustment expenses consists of active credit reserves and case basis loss and loss adjustment expense reserves. The development of active credit reserves is based upon estimates of the expected levels of debt service payment defaults on currently guaranteed issues that are not presently or imminently in default, and by reference to financial guaranty industry historical loss experience. The determination of the reserve is primarily based on an analysis of expected losses as a percentage of expected premium on the outstanding insured portfolio, pursuant to which, active credit reserves are provided on a periodic basis as a function of financial guaranty premiums earned to date.

The Company monitors active credit reserves on an ongoing basis and adjusts these reserves based on actual loss experience, considering the changes in the mix of business and economic conditions. Case basis loss reserves will be recorded when it is probable that a loss has been incurred and it can be reasonably estimated. When losses occur, case basis loss reserves will be established in an amount that is sufficient to cover the present value of the anticipated defaulted debt service payments over the expected period of default and estimated expenses associated with settling the claims, less estimated recoveries under salvage or subrogation rights. The active credit reserve is available to be applied against future case basis loss reserves and any related adjustments. As of September 30, 2006 and December 31, 2005 there were no case basis loss reserves recorded.

The Company’s loss reserving policy, described above, is based on guidance provided in SFAS 60, SFAS 5, “Accounting for Contingencies” and analogies to Emerging Issues Task Force (EITF) 85-20, “Recognition of Fees for Guaranteeing a Loan.” SFAS 60 requires that, for short-duration contracts, a liability for unpaid claim costs relating to insurance contracts, including estimates of costs relating to incurred but not reported claims, be accrued when insured events occur. Additionally, SFAS 5 requires that a loss be recognized where it is probable that one or more future events will occur confirming that a liability has been incurred at the date of the financial statements and the amount of loss can be reasonably estimated.

Due to diversity of the financial guaranty industry accounting practices in 2005, the Financial Accounting Standards Board (“FASB”) added a project to their agenda to consider the accounting model for financial guaranty insurers. The project’s scope is limited to financial guaranty contracts not subject to FAS 133 because the characteristics of these financial guaranty contracts have met the scope exceptions set forth in FAS 133 and are not subject to derivative accounting. The FASB is in the process of drafting a pronouncement to address claims liability recognition, premium recognition, and the amortization of deferred acquisition costs. The Company, along with other companies in the financial guaranty industry, may be required to change certain aspects of its accounting for the recognition of claims liabilities, premiums and deferred acquisition costs. Currently, the Company cannot assess the impact on the financial statements of potential changes which might occur due to the issuance of new guidance by the FASB under this project. The FASB expects to issue an exposure draft in the fourth quarter of 2006.

Management believes that the Company’s reserves are adequate to cover the ultimate net cost of claims. However, because the reserves are based on management’s judgment and estimates, there can be no assurance that the ultimate liability will not exceed such estimates.

4.	Subsequent Event

Caisse Nationale des Caisse d’Epargne (CNCE), the parent of CIFG Holding (an indirect parent of the Company which, with its other subsidiaries constitute the CIFG Group), announced the signing of a letter with Groupe Banque Populaire for the combination of some of their respective business into a joint subsidiary, to be called NatIxis, subject to regulatory approval.  Pursuant to the announcement, the CIFG Group would be part of the combined entity. The NatIxis transaction is expected to close during the fourth quarter of 2006.